Exhibit 5.1

November 17, 2006	Main (650) 324-7000
Fax (650) 324-0638

Secure Computing Corporation

4810 Harwood Road

San Jose, California 95124

RE:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Secure Computing Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended, 842,921 shares, par value of $0.01 per share, of its Common Stock (the “Shares”), all of which are issuable pursuant to the exercise of options issued or issuable under the CipherTrust 2000 Stock Option Plan, as amended (the “Plan”).

I.

In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

In rendering our opinion, we have examined the following records, documents and instruments:

(a)	The Amended and Restated Certificate of Incorporation of the Company, as amended to date, certified by the Secretary of State of Delaware as of November 8, 2006 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

(b)	The Bylaws of the Company, as amended to date, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

(c)	A Certificate of an officer of the Company: (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors relating to the assumption and approval of the Plan; and (ii) certifying as to certain factual matters;

(d)	A Certificate of Good Standing relating to the Company issued by the Secretary of State of the State of Delaware as of November 8, 2006 and verified as being in full force and effect in a “bring down” letter from RMB Enterprises dated November 16, 2006, a corporate filing agent;

(e)	The Registration Statement;

Heller Ehrman LLP    275 Middlefield Road    Menlo Park, CA 94025-3506    www.hellerehrman.com

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Secure Computing Corporation November 17, 2006 Page 2

(f)	The Plan; and

(g)	A letter from Wells Fargo Shareholder Services, the Company’s transfer agent, dated November 16, 2006 as to the number of shares of the Company’s Common Stock outstanding as of November 15, 2006.

This opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

II.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that: (i) the Registration Statement becomes and remains effective during the period when the Shares are offered, issued and sold; (ii) the Shares to be sold are issued in accordance with the terms of the Plan; (iii) the Company receives the full consideration for the Shares as stated in the Plan; (iv) appropriate certificates evidencing the Shares are executed and delivered by the Company; (v) the per share consideration for each Share includes payment of cash or other lawful consideration at least equal to the par value of the Company’s Common Stock; and (vi) all applicable securities laws are complied with, it is our opinion that the Shares covered by the Registration Statement, when issued and sold by the Company, after payment therefore in the manner provided in the Plan and the Registration Statement, will be legally issued and fully paid and nonassessable.

III.

This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

We hereby consent to the reference to our firm under the caption “Interests of Named Experts and Counsel” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Heller Ehrman LLP

Heller Ehrman LLP    275 Middlefield Road    Menlo Park, CA 94025-3506    www.hellerehrman.com

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